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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 15, 2002



       Nevada            Precise Life Sciences Ltd.          88-0195105
   (State or other             (Exact name of             (I.R.S. Employer
   jurisdiction of         registrant as specified       Identification No.)
   incorporation or            in its charter)
    organization)

        1239 West Georgia Street, Suite 3004, Vancouver,         V6E 4R8
                   British Columbia, Canada                    (Zip Code)
           (Address of principal executive offices)

                                 (604) 664-0499
              (Registrant's telephone number, including area code)


                                  ASDAR Group
         (Former name or former address, if changed since last report)

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                              Deron M. Colby, Esq.
                                  MC Law Group
                         4100 Newport Place, Suite 830
                        Newport Beach, California 92660
                                 (949) 250-8655
                           Facsimile: (949) 250.8656

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ITEM 2. DISPOSITION OF ASSETS.

Pursuant to an agreement dated February 26, 2001 (the "Agreement") and by an agreement dated for reference September 23, 2002 between Precise Life Sciences Ltd. ("PSLF") and International Brooks Petroleum Ltd. ("IBP"), the companies agreed to settle their differences with respect to the Harvester property (the "Property") as follows:

1. IBP agrees to reserve and pay PSLF, monthly, an amount equal to 2% of the gross proceeds received from the sale of any hydrocarbons obtained from the Property for the prior month (the "Royalty Interest"). The Royalty Interest shall continue until the later of:

       a) IBP's rights in the Property, pursuant to the Lease dated May 1, 2000 and all amendments thereto, are terminated ; or

       b) any subsequent interest in the Property acquired by IBP or any associate or affiliate thereof is terminated.

     At such time, the Royalty Interest shall terminate and be of no further force or effect. At such time as hydrocarbons are obtained from the Property, IBP agrees to register the Royalty Interest with the appropriate regulatory authorities in favour of PSLF. "Hydrocarbons" means compounds containing only carbon and hydrogen, such as oil, gas condensate and other petroleum products.

2. PSLF, in consideration of the Royalty Interest to be reserved by IBP in favour of PSLF, agrees to terminate any interest it had, has or may have in the Property pursuant to the Agreement.

3. PSLF does remise, release and forever discharge IBP and its respective successors or assigns, from all actions, causes of action, claims and demands which against IBP, PSLF had, now has or will have, or which its successors or assigns hereafter can, shall or may have for or by reason of any matter or thing existing up to the present time, and in particular but without limiting the generality of the foregoing, of and from all actions, causes of action, claims and demands in any way arising out of or relating to the Agreement.

4. IBP does remise, release and forever discharge PSLF and its respective successors or assigns, from all actions, causes of action, claims and demands which against PSLF, IBP had, now has or will have, or which its successors or assigns hereafter can, shall or may have for or by reason of any matter or thing existing up to the present time, and in particular but without limiting the generality of the foregoing, of and from all actions, causes of action, claims and demands in any way arising out of or relating to the Agreement, including any arrears of exploration expenditures which have not been paid by PSLF and any costs which may be incurred to plug and abandon the Harvester #1-25 well located on the Property.

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ITEM 7.  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description
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None



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                             Precise Life Sciences Ltd.

                                             /s/: Robert Waters
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DATED:  October 15, 2002                     By:  Robert Waters
                                                  President